Exhibit 1.1

GLOBAL NET LEASE, INC.

AMENDMENT NO. 2 TO EQUITY DISTRIBUTION AGREEMENT

June 21, 2019

UBS Securities LLC
1285 Avenue of the Americas
New York, New York 10019

Robert W. Baird & Co. Incorporated

1775 Tysons Boulevard, Suite 1400

McLean, VA 22102

Capital One Securities, Inc.

299 Park Avenue, 14th Floor

New York, NY 10171

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, NY 10022

B. Riley FBR, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

KeyBanc Capital Markets Inc.

127 Public Square, 4th Floor,

Cleveland, Ohio 44114

BMO Capital Markets Corp.

3 Times Square, 25th Floor

New York, New York 10036

BBVA Securities Inc.

1345 Avenue of the Americas, 44th Floor

New York, New York 10105

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Stifel, Nicolaus & Company, Incorporated

501 North Broadway, 10th Floor

Saint Louis, Missouri 63102

Ladenburg Thalmann & Co. Inc.

277 Park Avenue, 26th Floor

New York, New York 10172

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated as of February 28, 2019, as amended on May 9, 2019 (the “Agreement”), by and among Global Net Lease, Inc., a Maryland corporation (the “Company”), and Global Net Lease Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), on the one hand, and UBS Securities LLC, Robert W. Baird & Co. Incorporated, Capital One Securities, Inc., Mizuho Securities USA LLC, B. Riley FBR, Inc., KeyBanc Capital Markets Inc., BMO Capital Markets Corp., BBVA Securities Inc., SMBC Nikko Securities America, Inc. Stifel, Nicolaus & Company, Incorporated and Ladenburg Thalmann & Co. Inc. (together with the Company and the Operating Partnership, the “Parties”) related to the issuance and sale of the Company’s common stock, par value $0.01 per share, pursuant to the terms thereof. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

In connection with the foregoing, the Parties wish to amend the Agreement through this Amendment No. 2 to the Equity Distribution Agreement (this “Amendment”) to terminate the participation of UBS Securities LLC, and Robert W. Baird & Co. Incorporated (collectively, the “Prior Agents”) as agents in the offering of Shares under the Agreement, to modify the definition of certain defined terms set forth in the Agreement and used therein and to make certain other changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendments to the Agreement. The Parties agree, from and after the Effective Date, that:

a.	The definitions of the terms “Agent” and “Agents” are hereby amended and restated in their entirety to read as follows: “Capital One Securities, Inc., Mizuho Securities USA LLC, B. Riley FBR, Inc., KeyBanc Capital Markets Inc., BMO Capital Markets Corp., BBVA Securities Inc., SMBC Nikko Securities America, Inc., Stifel, Nicolaus & Company, Incorporated and Ladenburg Thalmann & Co. Inc. (each an “Agent” and collectively, the “Agents”).”

b.	Section 9(a) of the Agreement is hereby amended and restated in its entirety to read as follows: “The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement, in its entirety or as to any particular Agent, in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through any terminated Agent for the Company, then Section 4(x) shall remain in full force and effect, (ii) with respect to any pending sale, through any terminated Agent for the Company, the obligations of the Company, including in respect of compensation payable to the terminated Agent, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of this Agreement shall remain in full force and effect notwithstanding the termination.”

c.	Section 15 of the Agreement is hereby amended to include the following as a second sentence: “Except for any termination of any particular Agent by the Company pursuant to Section 9(a), this Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Agents, the Operating Partnership and the Company.”

SECTION 2. Obligations of UBS Securities LLC and Robert W. Baird & Co. Incorporated. As of the Effective Date, the Parties hereto agree that the Prior Agents shall no longer be considered to be Agents under the Agreement and all of their rights and obligations under the Agreement are hereby terminated, except that the provisions of Sections 5, 7, 8, 10, 11, 12, 16, 17, 18, 19 and 20 of the Agreement shall remain in full force and effect with regard to the Prior Agents notwithstanding the foregoing; provided, further, that the consent of the Prior Agents shall not be required for any amendment or other modification to or waiver of any provision of the Agreement except for any amendment or modification to or waiver of any of the provisions of the Agreement that remain in full force and effect with regard to the Prior Agents that would adversely effects the rights of the Prior Agents thereunder.

SECTION 3. No Other Amendments; References to Agreements. Except as set forth in this Amendment, all other terms and provisions of the Agreement shall continue in full force and effect. All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith shall, from the date hereof, be deemed a reference to the Agreement as amended by this Amendment.

SECTION 4. Counterparts. This Amendment may be signed by the Parties in one or more counterparts which together shall constitute one and the same agreement among the Parties.

SECTION 5. Law; Construction. This Amendment and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 6.  Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Operating Partnership consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Operating Partnership hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Amendment is brought by any third party against any Agent or Prior Agent or any indemnified party. Each of the Agents and Prior Agents and the Company and the Operating Partnership (on their behalf and, to the extent permitted by applicable law, on behalf of their stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Amendment. The Company and the Operating Partnership agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and the Operating Partnership and may be enforced in any other courts to the jurisdiction of which the Company and the Operating Partnership are or may be subject, by suit upon such judgment.

SECTION 7. Headings. The Section headings in this Amendment have been inserted as a matter of convenience of reference and are not a part of this Amendment.

SECTION 8. Successors and Assigns. This Amendment shall be binding upon each Party hereto and their successors and assigns and any successor or assign of any substantial portion of the Party’s respective businesses and/or assets.

[Signature Page Follows]

Very truly yours,

GLOBAL NET LEASE, INC.

By:	/s/ James L. Nelson
Name: James L. Nelson
Title: Chief Executive Officer and President

GLOBAL NET LEASE OPERATING PARTNERSHIP, L.P.

By:	Global Net Lease, Inc., its general partner

By:	/s/ James L. Nelson
Name: James L. Nelson
Title: Chief Executive Officer and President

ACCEPTED as of the date first above written

UBS SECURITIES LLC

By: /s/ Whitney Mikell

Name: Whitney Mikell

Title: Director

By: /s/ Chris LoBello

Name: Chris LoBello

Title: Associate Director

ROBERT W. BAIRD & CO. INCORPORATED

By: /s/ Tim Stefanou

Name: Tim Stefanou

Title: Vice President

CAPITAL ONE SECURITIES, INC.

By: /s/ Greg Steele

Name: Greg Steele

Title: Managing Director

MIZUHO SECURITIES USA LLC

By: /s/ Stephen F.X. Roney

Name: Stephen F.X. Roney

Title: Managing Director

B. RILEY FBR, INC.

By: /s/ Patrice McNicoll

Name: Patrice McNicoll

Title: Co-Head, Investment Banking

[Signature Page to Amendment No. 2 to Equity Distribution Agreement]

KEYBANC CAPITAL MARKETS INC.

By: /s/ Christopher G. Malik

Name: Christopher G. Malik

Title: Managing Director, ECM

BMO CAPITAL MARKETS CORP.

By: /s/ David Raff

Name: David Raff

Title: Managing Director

BBVA SECURITIES INC.

By: /s/ David Barcus

Name: David Barcus

Title: Managing Director

SMBC NIKKO SECURITIES AMERICA, INC.

By: /s/ Michelle Petropoulos

Name: Michelle Petropoulos

Title: Managing Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By: /s/ Chad M. Gorsuch

Name: Chad M. Gorsuch

Title: Managing Director

LADENBURG THALMANN & CO. INC.

By: /s/ Steve Kaplan

Name: Steve Kaplan

Title: Head of Capital Markets

[Signature Page to Amendment No. 2 to Equity Distribution Agreement]